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                                                                   EXHIBIT 10.32

                      STRATEGIC PLANNING SERVICES AGREEMENT

      THIS STRATEGIC PLANNING SERVICES AGREEMENT (this "Agreement") is entered into as of September 5, 2003 by and between David Macrae, a Florida resident (the "Consultant"), and SinoFresh HealthCare, Inc., a Delaware Corporation (the "Company").

      WHEREAS, the Company desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant's experience, skills, abilities, knowledge, and background to facilitate long range strategic planning, business activity, growth and development, and to advise the Company in business strategic matters and is therefor willing to engage the Consultant upon the terms and conditions set forth herein;

      WHEREAS, the Consultant agrees to be engaged and retained by the Company upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the covenants, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

      1. Consulting Services. By preparing and submitting periodic reports to the Company's Board of Directors, the Consultant agrees to provide consulting services (the "Services") to the Company, including, but not limited to:

            (a) Updating the Company's business plan and strategic forecasting models;

            (b) Business development assistance including terms of deals and suggestions during negotiations;

            (c) Sales assistance through the development of business models and sales strategy;

            (d) Strategic consulting regarding high level product planning, market development, marketing and public relations planning;

            (e) Introductions to prospective customers for the Company's products or services; and

            (f) Participation arid attendance at meetings with the Company's Board of Directors, management, customers, and strategic partners, as requested by the Company.

      2. Term. The term of this Agreement shall commence as of the date hereof and shall be effective for a period of three (3) years (the "Term"). This agreement may be extended the same terms by mutual agreement between the Consultant and the Company.

      3. Direction, Control and Coordination. The Consultant shall perform the Services

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under the direction and with the approval of the Company's Chief Executive
Officer.

      4. Dedication of Resources. The Consultant shall devote such time, attention and energy as is necessary to perform and discharge the Services in an efficient, trustworthy, and businesslike manner. The Company acknowledges that the Consultant has other duties outside of its duties under this Agreement.

      5. Standard of Performance. The Consultant shall use his best reasonable efforts to perform the Services in a professional, efficient and effective manner. The Consultant shall perform the Services in conjunction and cooperation with the Company.

      6. Compensation. As compensation for performing the Services, the Company shall issue to the Consultant a warrant to purchase 100,000 shares of the Company's common stock at the price of $7.00 per share (the `Warrant"). The Warrant is attached hereto as Exhibit A.

      7. Expenses. The Company shall reimburse the Consultant for his reasonable out-of-pocket expenses incurred in connection with the Services. Additionally, upon request by the Consultant, the Company shall pay for reasonable out-of-pocket travel related expenses necessary for the Consultant to perform the Services. The Company must pre-approve any expense that will exceed $100.00.

      8. Confidential Information. The Consultant recognizes and acknowledges that he has had and will continue to have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to products and services offered, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, advertising, distribution and sales methods and systems, and relationships between the Company and its affiliates and customers, clients, suppliers and others who have business dealings with the Company and its affiliates ("Confidential Information"). The Consultant acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not, either during or for five years following the termination of this Agreement, disclose any such Confidential Information to any person for any reason whatsoever or use such Confidential Information (except as his duties hereunder may require) without the prior written authorization of the Company, unless such information is in the public domain through no fault of the Consultant or except as may be required by law. Upon the Company's request, the Consultant will return all tangible materials containing Confidential Information to the Company.

      9. Relationship. This agreement does not create, and shall not be construed to create, any joint venture or partnership between the parties. No officer, employee, agent, servant, or independent contractor of the Consultant, nor their affiliates, shall at any time be deemed to be an employee, agent, servant, or broker of the Company for any purpose whatsoever solely as a result of this Agreement. Further, the Consultant shall have no rig authority to assume or create any obligation or liability, express or implied, on the Company's behalf, or to bind the Company in any manner whatsoever.

      10. Notices. Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given when personally delivered or sent by certified or

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registered mail to the following addresses, or such other address as to which one party may have notified the other in such manner:

      If to the Company:         SinoFresh HealthCare, Inc.
                                 516 Paul Morris Drive
                                 Englewood, FL 34223

      With a copy to:            David M. Otto
                                 The Otto Law Group, PLLC
                                 900 Fourth Ave., Suite 3410
                                 Seattle, WA 98164

      If to the Consultant:      David Macrae
                                 P.O. Box 1786
                                 Nokomis, FL  34274

      11. Applicable Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Florida.

      12. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions of this Agreement.

      13. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by an authorized officer of the Company or the Consultant.

      14. Binding Effect. This Agreement shall be binding upon the parties and their respective personal representatives, successors and assigns.

      15. Entire Agreement and Changes. This Agreement contains the entire understanding of the parties with respect to its subject matter. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought

      16. Counterparts. This Agreement may be executed in counterparts each of which shall constitute an original document, and both of which together shall constitute the same document.

                            [signature page follows]

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      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                          THE COMPANY:

                                          SINOFRESH HEALTHCARE, INC.

                                          /s/ Charles A. Fust
                                          --------------------------------------
                                          Charles A. Fust
                                          Chairman and Chief Executive Officer

                                          THE CONSULTANT:

                                          /s/ David Macrae
                                          --------------------------------------
                                          David Macrae